UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 2, 2010

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

250 William Street, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 1.02.	Termination of a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 2, 2010, Internap Network Services Corporation (the “Company”) entered into an $80.0 million credit agreement (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, as administrative agent for the lenders indentified therein.  CO Space, Inc.; CO Space Services, LLC; CO Space Services Texas, LP; CO Space Properties, LLC and CO Space Properties Texas, LP, five of the Company’s subsidiaries, are guarantors of the Credit Agreement.

The Credit Agreement replaces the Company’s prior $35.0 million credit facility, which was evidenced by a credit agreement between the Company and Bank of America, N.A.  Concurrently with the execution of the Credit Agreement, the Company closed the loans under the Credit Agreement (the “Closing”) and paid off and terminated its prior credit facility, provided that any outstanding letters of credit under the prior credit facility remain in effect until their expiration or replacement.

The obligations of the Company under the Credit Agreement are secured pursuant to a security agreement (the “Security Agreement”), under which the Company grants a security interest in substantially all of the assets of the Company, including the capital stock of the Company’s domestic subsidiaries and 65% of the capital stock of the Company’s foreign subsidiaries.

The Credit Agreement provides for a four-year revolving credit facility in an aggregate amount of up to $40.0 million (the “Revolving Credit Facility”), which includes a $10.0 million sub-limit for letters of credit.

The Credit Agreement also provides for a four-year term loan in the amount of up to $40.0 million (the “Term Loan”).  The Company borrowed $20.0 million under the Term Loan at Closing (the “Initial Term Loan”), and the Company has a one-time option to borrow an additional $20.0 million under the Term Loan during the two-year period immediately following the Closing (the “Delayed Term Loan”).

The Company may use the proceeds of the Term Loan and the Revolving Credit Facility to (i) pay off existing indebtedness owed to Bank of America, N.A. under the prior credit agreement, (ii) fund the fees and expenses incurred in connection with the Credit Agreement, (iii) finance future acquisitions, and (iv) finance capital expenditures and other general corporate purposes.  The Company has no agreements or commitments with respect to any acquisitions at this time.

The interest rate on the Revolving Credit Facility will be either (i) the Base Rate (as defined below) plus 1.5 percentage points or (ii) the LIBOR Rate (as defined below) plus 3.25 percentage points, as the Company shall elect from time to time.  The interest rate on the Term Loan will be either (x) the Base Rate plus 3.25 percentage points or (y) the LIBOR Rate plus 3.25 percentage points, as the Company shall elect from time to time.  The “Base Rate” is the greatest of (a) the federal funds rate plus ½%, (b) the LIBOR Rate, plus 1 percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate.”  The “LIBOR Rate” equals the rate per annum appearing on Bloomberg L.P.’s Page BBAM (official BBA USD Dollar Libor Fixings) from time to time.

The Company must repay the Initial Term Loan annually in an amount equal to 5% of the original principal amount of the Initial Term Loan, to be paid in quarterly installments, with any amount remaining unpaid being due and payable on the fourth anniversary of the Closing (the “Maturity Date”).  The Company must repay the Delayed Term Loan annually in an amount equal to 5% of the original principal amount of the Delayed Term Loan, to be paid in quarterly installments, with any amount remaining unpaid being due and payable on the Maturity Date.

The Credit Agreement includes customary representations, warranties, negative and affirmative covenants, including certain financial covenants relating to minimum liquidity and fixed charge coverage ratio, as well as customary events of default and certain default provisions that could result in acceleration of the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Security Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2010, the Company issued a press release announcing its financial results for the quarter ended September 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing.  The information in this report, including the exhibit hereto, shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On November 4, 2010, the Company issued a press release announcing the Closing of the Credit Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1†
Credit Agreement, dated as of November 2, 2010, by and among Internap Network Services Corporation, Wells Fargo Capital Finance, LLC, as Agent for the lenders and the other lenders identified on the signature pages thereto

10.2† 10.3†
Security Agreement, dated as of November 2, 2010, among Internap Network Services Corporation, and certain of its subsidiaries party thereto from time to time, as Grantors, and Wells Fargo Capital Finance, LLC, as Agent
General Continuing Guaranty, dated as of November 2, 2010, executed by CO Space, Inc.; CO Space Services, LLC; CO Space Services Texas, LP; CO Space Properties, LLC and CO Space Properties Texas, LP in favor of Wells Fargo Capital Finance, LLC, as Agent

99.1	Press release dated November 4, 2010

†
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: November 4, 2010	By:	/s/ George E. Kilguss III
George E. Kilguss III
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1†
Credit Agreement, dated as of November 2, 2010, by and among Internap Network Services Corporation, Wells Fargo Capital Finance, LLC, as Agent for the lenders and the other lenders identified on the signature pages thereto

10.2† 10.3†
Security Agreement, dated as of November 2, 2010, among Internap Network Services Corporation, and certain of its subsidiaries party thereto from time to time, as Grantors, and Wells Fargo Capital Finance, LLC, as Agent
General Continuing Guaranty, dated as of November 2, 2010, executed by CO Space, Inc.; CO Space Services, LLC; CO Space Services Texas, LP; CO Space Properties, LLC and CO Space Properties Texas, LP in favor of Wells Fargo Capital Finance, LLC, as Agent

99.1	Press release dated November 4, 2010

†
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.